                                                                     EXHIBIT 4.3

================================================================================
                                                                  EXECUTION COPY







                          SALE AND SERVICING AGREEMENT


                                     between


                        DAIMLERCHRYSLER AUTO TRUST 2002-A
                                     Issuer,


                                       and


                   DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC,
                               Seller and Servicer



                            Dated as of April 1, 2002









================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
                                    ARTICLE I
                                   Definitions
SECTION 1.01.              Definitions............................................................................1
SECTION 1.02.              Other Definitional Provisions.........................................................13

                                   ARTICLE II
                            Conveyance of Receivables

SECTION 2.01.              Conveyance of Receivables.............................................................14
SECTION 2.02.              Conveyance of Fixed Value Payments and Fixed Value
                           Finance Charges.......................................................................15
SECTION 2.03.              Fixed Value Securities................................................................15

                                   ARTICLE III
                                 The Receivables

SECTION 3.01.              Representations and Warranties of Seller with Respect to the
                           Receivables...........................................................................16
SECTION 3.02.              Repurchase upon Breach................................................................20
SECTION 3.03.              Custody of Receivable Files...........................................................20
SECTION 3.04.              Duties of Servicer as Custodian.......................................................20
SECTION 3.05.              Instructions; Authority To Act........................................................21
SECTION 3.06.              Custodian's Indemnification...........................................................21
SECTION 3.07.              Effective Period and Termination......................................................21
SECTION 3.08               Representations and Warranties as to the Security Interest of
                           the Issuer in the Receivables.........................................................21

                                   ARTICLE IV
                   Administration and Servicing of Receivables

SECTION 4.01.              Duties of Servicer....................................................................22
SECTION 4.02.              Collection and Allocation of Receivable Payments......................................22
SECTION 4.03.              Realization upon Receivables..........................................................23
SECTION 4.04.              Physical Damage Insurance.............................................................23
SECTION 4.05.              Maintenance of Security Interests in Financed Vehicles................................23
SECTION 4.06.              Covenants of Servicer.................................................................23
SECTION 4.07.              Purchase of Receivables upon Breach...................................................23
SECTION 4.08.              Servicing Fee.........................................................................24
SECTION 4.09.              Servicer's Certificate................................................................24
SECTION 4.10.              Annual Statement as to Compliance; Notice of Default..................................24
SECTION 4.11.              Annual Independent Certified Public Accountants' Report...............................25
SECTION 4.12.              Access to Certain Documentation and Information
                           Regarding Receivables.................................................................25
SECTION 4.13.              Servicer Expenses.....................................................................25


SECTION 4.14.              Appointment of Subservicer............................................................25

                                    ARTICLE V
                 Distributions; Reserve Account; Statements to Certificateholders and Noteholders

SECTION 5.01.              Establishment of Deposit Account......................................................26
SECTION 5.02.              Collections...........................................................................27
SECTION 5.03.              Application of Collections............................................................28
SECTION 5.04.              Additional Deposits...................................................................28
SECTION 5.05.              Distributions.........................................................................29
SECTION 5.06.              Reserve Account.......................................................................30
SECTION 5.07.              Statements to Noteholders and Certificateholders......................................31
SECTION 5.08.              Net Deposits..........................................................................31

                                   ARTICLE VI
                                   The Seller

SECTION 6.01.              Representations of Seller.............................................................32
SECTION 6.02.              Preservation of Existence.............................................................33
SECTION 6.03.              Liability of Seller; Indemnities......................................................33
SECTION 6.04.              Merger or Consolidation of, or Assumption of Obligations
                           of, Seller............................................................................34
SECTION 6.05.              Limitation on Liability of Seller and Others..........................................35
SECTION 6.06.              Seller May Own Notes..................................................................35

                                   ARTICLE VII
                                  The Servicer

SECTION 7.01.              Representations of Servicer...........................................................35
SECTION 7.02.              Indemnities of Servicer...............................................................36
SECTION 7.03.              Merger or Consolidation of, or Assumption of Obligations
                           of, Servicer..........................................................................37
SECTION 7.04.              Limitation on Liability of Servicer and Others........................................38
SECTION 7.05.              DCS Not To Resign as Servicer.........................................................38

                                  ARTICLE VIII
                                     Default

SECTION 8.01.              Servicer Default......................................................................38
SECTION 8.02.              Appointment of Successor..............................................................39
SECTION 8.03.              Notification to Noteholders and Certificateholders....................................40
SECTION 8.04.              Waiver of Past Defaults...............................................................40

                                   ARTICLE IX
                                   Termination

SECTION 9.01.              Optional Purchase of All Receivables..................................................41




                                    ARTICLE X
                                  Miscellaneous
SECTION 10.01.             Amendment.............................................................................41
SECTION 10.02.             Protection of Title to Trust..........................................................42
SECTION 10.03.             Notices...............................................................................44
SECTION 10.04.             Assignment by the Seller or the Servicer..............................................44
SECTION 10.05.             Limitations on Rights of Others.......................................................45
SECTION 10.06.             Severability..........................................................................45
SECTION 10.07.             Separate Counterparts.................................................................45
SECTION 10.08.             Headings..............................................................................45
SECTION 10.09.             Governing Law.........................................................................45
SECTION 10.10.             Assignment by Issuer..................................................................45
SECTION 10.11.             Nonpetition Covenants.................................................................45
SECTION 10.12.             Limitation of Liability of Owner Trustee and Indenture Trustee........................46


SCHEDULE A                 Schedule of Receivables
SCHEDULE B                 Location of Receivable Files
SCHEDULE C                 Schedule of YSOA


EXHIBIT A                  Form of Distribution Statement to Noteholders........................................A-1
EXHIBIT B                  Form of Servicer's Certificate.......................................................B-1


         SALE AND SERVICING AGREEMENT dated as of April 1, 2002, between DAIMLERCHRYSLER AUTO TRUST 2002-A, a Delaware business trust (the "Issuer"), and DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, a Michigan limited liability company, as seller and servicer.

         WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with automobile retail installment sale contracts generated by DaimlerChrysler Services North America LLC in the ordinary course of business; and

         WHEREAS DaimlerChrysler Services North America LLC is willing to sell such receivables to, and to service such receivables on behalf of, the Issuer;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Amortizing Payment" means, with respect to each Fixed Value Receivable and each Collection Period prior to the date on which the Fixed Value Payment relating to such Receivable is due, the amount specified in the applicable Contract in the payment schedule as the "Amount of Each Payment", except that in the case of a prepayment, liquidation or repurchase by the Seller or purchase by the Servicer, the Amortizing Payment shall be equal to the aggregate "Amount of Each Payment" that has not yet been paid for the period through and including the last payment prior to the date when the Fixed Value Payment is due less the amount of the unearned finance charges under the related Contract allocable to such amount in accordance with the Servicer's customary procedures.

         "Amortizing Payment Finance Charge" means, with respect to each payment collected on a Fixed Value Receivable, the finance charge included in such payment (as determined in accordance with the Servicer's customary procedures) that is allocable to the related Principal Balance.

         "Amount Financed" means (i) with respect to a Standard Receivable, the amount advanced under such Standard Receivable toward the purchase price of the Financed Vehicle and any related costs and (ii) with respect to a Fixed Value Receivable, an amount equal to the present value of the fixed level payment monthly installments (not including the amount designated as the Fixed Value Payment) under such Fixed Value Receivable, assuming that each payment is made on the due date in the month in which such payment is due, discounted at the APR for such Fixed Value Receivable.

         "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

         "Basic Documents" means the Indenture, the Trust Agreement, the Administration Agreement and the Purchase Agreement.

         "Cash Release Amount" means on each Payment Date on and after the First Release Payment Date, the greater of:

                  (i) the lesser of (a) D - [S - (P x 96%)] or (b) D minus the outstanding principal balance of the Class A-1 Notes immediately prior to such Payment Date

                             or

                  (ii) $0.00

         where

         D = the sum of (a) principal collections and principal payments contained in the Total Distribution Amount for such Payment Date and (b) the excess, if any, of (x) the interest collections, interest payments and investment earnings contained in such Total Distribution Amount over (y) the sum of (A) the Servicing Fee for such Payment Date and any unpaid Servicing Fees for prior Payment Dates, (B) accrued and unpaid interest on the Notes and (C) the amount, if any, required to be deposited into the Reserve Account pursuant to Section 5.05(a)(ii)(B);

         S = the sum of the aggregate Outstanding Amount of the Notes and the Certificate Balance before giving effect to payments made on the Notes and Certificates on such Payment Date.

         P =      the Related Pool Balance minus the YSOA for such Payment Date.

         "Certificate Balance" has the meaning assigned to such term in the Trust Agreement

         "Certificateholders" has the meaning assigned to such term in the Trust Agreement.

         "Certificates" has the meaning assigned to such term in the Trust Agreement.

         "Class" means any one of the classes of Notes.

         "Class A-1 Final Scheduled Payment Date" means the May 2003 Payment
Date.

         "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Note Register.

         "Class A-2 Final Scheduled Payment Date" means the December 2004 Payment Date.

         "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Note Register.

         "Class A-3 Final Scheduled Payment Date" means the April 2006 Payment Date.

         "Class A-3 Noteholder" means the Person in whose name a Class A-3 Note is registered in the Note Register.

         "Class A-4 Final Scheduled Payment Date" means the October 2008 Payment Date.

         "Class A-4 Noteholder" means the Person in whose name a Class A-4 Note is registered in the Note Register.

         "Collection Period" means a calendar month (or in the case of the first Collection Period, the period from and including April 10, 2002 to and including May 31, 2002). The "related Collection Period" for a Payment Date is the Collection Period ending immediately prior to such Payment Date. Unless otherwise specified, any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections, and (2) all distributions to be made on the related Payment Date.

         "Company" means DaimlerChrysler Retail Receivables LLC, a Michigan limited liability company, and any successor in interest or, if the Rights (as defined in the Purchase Agreement) have been assigned to a Person that becomes a transferee in accordance with Section 5.05 of the Purchase Agreement, such transferee Person and any successor in interest.

         "Contract" means a motor vehicle retail installment sale contract.

         "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 1 Bank One Plaza, Mailcode IL1-0481, Chicago, Illinois 60670,
Attention: Corporate Trust Services Division; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee will notify the Noteholders and the Seller).

         "Cutoff Date" means April 10, 2002.

         "DCS" means DaimlerChrysler Services North America LLC, a Michigan limited liability company, or its successors.

         "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to DCS under an existing agreement between such dealer and DCS.

         "Delivery" when used with respect to Trust Account Property means:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102 of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities (as defined in Section 8-102 of the UCC) of the Indenture Trustee or its nominee or custodian or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102 of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation on its books and records that the certificated securities are credited to the sole and exclusive securities account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or a custodian or the nominee of such clearing corporation subject to the clearing corporation's exclusive control, and the making by such securities intermediary of entries on its books and records identifying such certificated securities as being credited to the securities account of the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depository" pursuant to applicable Federal regulations; the identification by the Federal Reserve Bank of such book-entry securities on its record being credited to the securities intermediary's securities account; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as being credited to the Indenture Trustee's securities account; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (a) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

         "Deposit Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(i).

         "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

         "Eligible Institution" means (a) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which
(i) has either (A) a long-term unsecured debt rating of "AAA" or better by Standard & Poor's and "A1" or better by Moody's or (B) a certificate of deposit rating of "A-1+" by Standard & Poor's and "P-1" or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC or (b) the corporate trust department of the Indenture Trustee, the Owner Trustee or JPMorgan Chase Bank. If so qualified, the Indenture Trustee, the Owner Trustee or JPMorgan Chase Bank may be considered an Eligible Institution for the purposes of clause (a) of this definition.

         "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest applicable rating category granted thereby;

                  (c) commercial paper, variable amount notes or other short term debt obligations having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest applicable rating category granted thereby;

                  (d) investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest applicable rating category granted thereby

         (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

                  (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

                  (g) repurchase obligations with respect to any security or whole loan, entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) above (except that the rating referred to in the proviso in such clause (b) shall be "A-1" or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "financial institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (a "broker/dealer") the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by Standard & Poor's at the time of entering into such repurchase obligation (a "rated broker/dealer"), (iii) an unrated broker/dealer (an "unrated broker/dealer"), acting as principal, that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

                           (A) the aggregate amount of funds invested in
                  repurchase obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or Guaranteed Counterparty in respect of which the Standard & Poor's unsecured short-term ratings are "A-1" (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the sum of the then outstanding principal balance of the Notes (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is "A-1+" (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

                           (B) in the case of the amount allocated to the
                  Reserve Account, the rating from Standard & Poor's in respect of the unsecured short-term debt obligations of the financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall be "A-1+";

                           (C) the repurchase obligation must mature within 30
                  days of the date on which the Indenture Trustee or the Issuer, as applicable, enters into such repurchase obligation;

                           (D) the repurchase obligation shall not be
                  subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed Counterparty;

                           (E) the collateral subject to the repurchase
                  obligation is held, in the appropriate form, by a custodial bank on behalf of the Indenture Trustee or the Issuer, as applicable;

                           (F) the repurchase obligation shall require that the
                  collateral subject thereto shall be marked to market daily;

                           (G) in the case of a repurchase obligation of a
                  Guaranteed Counterparty, the following conditions shall also be satisfied:

                                            (i) the Indenture Trustee or the
                           Issuer, as applicable, shall have received an opinion of counsel (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

                                            (ii) the Indenture Trustee or the
                           Issuer, as applicable, shall have received (x) an incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

                                            (iii) the only conditions to the
                           obligation of such Rated Holding Company to pay on behalf of the Guaranteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Indenture Trustee or the Issuer shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

                                            (iv) the guarantee of the Rated
                           Holding Company shall be irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and

                                            (v) each of Standard & Poor's and
                           Moody's has confirmed in writing to the Indenture Trustee or Issuer, as applicable, that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Notes.

                           (H) the repurchase obligation shall require that the
                  repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such overcollateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation;

                  (h) any other investment with respect to which the Issuer or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Final Scheduled Maturity Date" means March 31, 2008.

         "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Standard Receivable or Fixed Value Receivable.

         "First Release Payment Date" means the Payment Date on which the Class A-1 Notes have been paid in full.

         "Fitch Ratings" means Fitch, Inc., or its successor.

         "Fixed Value Finance Charge" means, with respect to each payment collected on a Fixed Value Receivable, the finance charge included in such payment (as determined in accordance with the Servicer's customary procedures) that is allocable to the related Fixed Value Payment.

         "Fixed Value Payment" means, with respect to each Fixed Value Receivable, the amount specified on the applicable Contract as the "Amount of Fixed Value Payment" reduced (i) in the case of a prepayment or repurchase, by the amount of the unearned finance charges under the Contract allocable to such payment in accordance with the Servicer's customary procedures and (ii) in the case of a liquidation, by the excess of Liquidation Proceeds collected by the Servicer over the Amortizing Payment on such date.

         "Fixed Value Receivable" means any Contract listed on Schedule A (which Schedule may be in the form of microfiche) that provides for amortization of the loan over a series of fixed level payment monthly installments in accordance with the simple interest method, but also requires a final payment that is greater than the scheduled monthly payments and is due after payment of such scheduled monthly payments and that may be made by (i) payment in full in cash of a fixed value amount, (ii) return of the Financed Vehicle to the Servicer provided certain conditions are satisfied or (iii) refinancing the final fixed value payment in accordance with specified conditions. No Fixed Value Receivables will be transferred to the Trust.

         "Fixed Value Securities" has the meaning assigned to such term in
Section 2.03.

         "Indenture" means the Indenture dated as of April 1, 2002, between the Issuer and the Indenture Trustee.

         "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

         "Initial Overcollateralization Amount" means $83,303,165.39.

         "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "Investment Earnings" means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses), if any, on amounts on deposit in the Deposit Account to be applied on such Payment Date pursuant to
Section 5.01(b).

         "Issuer" means DaimlerChrysler Auto Trust 2002-A.

         "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

         "Liquidated Receivable" means any Receivable liquidated by the Servicer through the sale of a Financed Vehicle or otherwise.

         "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the moneys collected in respect thereof, from whatever source on a Liquidated Receivable during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

         "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

         "Officer's Certificate" means a certificate signed by the chairman of the board, any vice president, the controller or any assistant controller, the president, a treasurer, assistant treasurer, secretary or assistant secretary of the Seller, the Company or the Servicer, as appropriate.

         "OMSC Receivable" means any Standard Receivable acquired by DCS from the Overseas Military Sales Corporation, or its successor.

         "Opinion of Counsel" means one or more written opinions of counsel, who may be an employee of or counsel to the Seller, the Company or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

         "Original Pool Balance" means $2,504,880,990.65.

         "Overcollateralization Amount" means, with respect to any Payment Date,
(i) the Related Pool Balance minus (ii) the Securities Amount minus (iii) the YSOA.

         "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

         "Owner Trustee" means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

         "Payment Date" means, with respect to each Collection Period, the sixth day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on June 6, 2002.

         "Payment Determination Date" means, with respect to any Payment Date, the Business Day immediately preceding such Payment Date.

         "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

         "Pool Balance" means, as of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables as of such day (excluding Purchased Receivables and Liquidated Receivables).

         "Principal Balance" of a Receivable, as of the close of business on any date of determination, means the Amount Financed minus the sum of (i) the portion of all payments made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method and (ii) the principal portion of the Purchase Amount paid with respect to the Receivable.

         "Purchase Agreement" means the Purchase Agreement dated as of April 1, 2002, between the Seller and the Company.

         "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full a Receivable under the terms thereof including interest to the end of the month of purchase.

         "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.07 or by the Seller pursuant to Section 3.02.

         "Rating Agency" means Moody's and Standard & Poor's or, if no such organization or successor is any longer in existence, a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer. Any notice required to be given to a Rating Agency pursuant to this Agreement shall also be given to Fitch Ratings, although Fitch Ratings shall not be deemed to be a Rating Agency for any purposes of this Agreement.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Company, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

         "Receivable" means (i) any Standard Receivable and (ii) the Amortizing Payments with respect to any Fixed Value Receivable.

         "Receivable Files" means the documents specified in Section 3.03.

         "Related Pool Balance" means, with respect to any Payment Date, the Pool Balance as of the end of the related Collection Period.

         "Reserve Account" means the account that is part of the Deposit Account and is designated as such, established and maintained pursuant to Section 5.01.

         "Reserve Account Initial Deposit" means the initial deposit of cash and Eligible Investments in the amount of $5,958,500 made by the Seller into the Deposit Account on the Closing Date.

         "Securities Amount" means, with respect to any Payment Date, the sum of the aggregate Outstanding Amount of the Notes and the Certificate Balance after giving effect to payments of principal made on the Notes and payments pursuant to Section 5.05(a)(ii)(E) made on the Certificates on such Payment Date.

         "Seller" means DCS and its successors in interest to the extent permitted hereunder.

         "Servicer" means DCS, as the servicer of the Receivables, and each successor to DCS (in the same capacity) pursuant to Section 7.03 or 8.02.

         "Servicer Default" means an event specified in Section 8.01.

         "Servicer's Certificate" means a certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Exhibit B.

         "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 4.08.

         "Servicing Fee Rate" means 1/12 of 1.00%.

         "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made, the denominator of which is 365, and the remainder of such payment is allocable to principal.

         "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

         "Specified Reserve Amount" means, with respect to any Payment Date, an amount equal to the Reserve Account Initial Deposit.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

         "Standard Receivable" means any Contract listed on Schedule A (which Schedule may be in the form of microfiche) that is not a Fixed Value Receivable.

         "Total Distribution Amount" means, for any Payment Date and the Collection Period preceding such Payment Date, the sum of the following amounts, without duplication: (a) all collections on Receivables (including payments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only to the extent that such costs or premiums were financed by the respective obligor as of the date of the related Contract), (b) all Liquidation Proceeds of Receivables that became Liquidated Receivables in accordance with the Servicer's customary servicing procedures, (c) the Purchase Amount of each Receivable that became a Purchased Receivable in such Collection Period and (d) Investment Earnings deposited in the Deposit Account during such Collection Period.

         "Trust" means the Issuer.

         "Trust Account Property" means the Deposit Account, all amounts and investments held from time to time in the Deposit Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit, and all proceeds of the foregoing.

         "Trust Agreement" means the Amended and Restated Trust Agreement dated as of April 1, 2002, among the Seller, the Company and the Owner Trustee.

         "Trust Officer" means, in the case of the Indenture Trustee, any Officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

         "YSOA" means, with respect to a Payment Date, the dollar amount set forth opposite such Payment Date in Schedule YSOA.

         SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

         (g) For all purposes of this Agreement and the Basic Documents, interest with respect to all Classes of Notes other than the Class A-1 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; and interest with respect to the Class A-1 Notes shall be computed on the basis of the actual number of days in each applicable Class A-1 Interest Accrual Period divided by 360.



                                   ARTICLE II

                            Conveyance of Receivables

         SECTION 2.01. Conveyance of Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of (x) $1,794,041,500.00 (which amount represents the Original Pool Balance less (i) the Reserve Account Initial Deposit, (ii) the Initial Overcollateralization Amount, (iii) the initial YSOA, (iv) the Class A-1 Principal Balance, (v) the initial Certificate Balance and (vi) certain other discounts and expenses of the Issuer), and (y) the Certificates, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller set forth herein), all right, title and interest of the Seller in and to:

                  (a) the Receivables and all moneys received thereon on and after April 10, 2002;

                  (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in the Financed Vehicles;

                  (c) any proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors;

                  (d) any proceeds from recourse to Dealers with respect to Receivables with respect to which the Servicer has determined in accordance with its customary servicing procedures that eventual payment in full is unlikely;

                  (e) any Financed Vehicle that shall have secured a Receivable and shall have been acquired by or on behalf of the Seller, the Servicer, the Company or the Trust;

                  (f) all right, title and interest in all funds on deposit from time to time in the Deposit Account, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); and

                  (g) the proceeds of any and all of the foregoing.

                  The Seller hereby directs the Issuer to issue the Certificates to the Company. The Seller and the Issuer acknowledge that $506,000,000 of the purchase price of the Receivables owed by the Issuer to the Seller pursuant to this Section 2.01 (which amount is not included in the first sentence of Section 2.01) shall be offset by the Issuer against delivery of the Class A-1 Notes to the order of the Seller.

         SECTION 2.02. Conveyance of Fixed Value Payments and Fixed Value Finance Charges. Promptly following the transfer to the Issuer of the Receivables on the Closing Date, the Issuer shall, without further action hereunder, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, effective as of the Closing Date, without recourse, representation or warranty, all the right, title and interest of the Issuer in and to the Fixed Value Payments and the Fixed Value Finance Charges, if any, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, subject to Section 5.03(b).

         SECTION 2.03. Fixed Value Securities. (a) At any time after the Closing Date, at the option of the Seller and upon 10 days prior notice to the Owner Trustee and the Indenture Trustee, the Seller will be permitted to sell to the Issuer, and the Issuer shall be obligated to purchase from the Seller (subject to the availability of funds), all or any portion of the Fixed Value Payments and/or Fixed Value Finance Charges, subject to the terms and conditions described below. Upon any such sale, (x) the Seller and the Owner Trustee will enter into an amendment to this Agreement and the Basic Documents to provide for, at the election of the Seller, the issuance of certificates representing ownership interests in the Trust to the extent of such Fixed Value Payments and/or Fixed Value Finance Charges or the issuance of indebtedness by the Issuer secured by such Fixed Value Payments (collectively, the "Fixed Value Securities") and to make any other provisions herein or therein that are necessary or desirable in connection therewith and (y) the Owner Trustee will enter into any other agreements or instruments related thereto as requested by the Seller; provided, however, that the Owner Trustee may, but shall not be obligated to, enter into any such amendment, agreement or instrument that affects the Owner Trustee's own rights, duties or immunities under this Agreement or any other Basic Document; and provided, further, that the obligation of the Issuer to purchase such Fixed Value Payments and/or Fixed Value Finance Charges and of the Owner Trustee to enter into any such amendment or other agreement or instrument is subject to the following conditions precedent:

                  (i) such amendment and other agreements and instruments, in forms satisfactory to the Owner Trustee and, in the case of amendments or agreements to be executed and delivered by the Indenture Trustee, in forms satisfactory to the Indenture Trustee, shall have been executed by each other party thereto and delivered to the Owner Trustee or the Indenture Trustee as appropriate;

                  (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel to the effect that each condition precedent (including the requirement with respect to all required filings) provided by this Section has been complied with and such amendment or other agreement or instrument is authorized or permitted by this Agreement;

                  (iii) the Rating Agency Condition shall have been satisfied with respect to such sale and issuance;

                  (iv) such sale and issuance and such amendment or other agreement or instrument shall not adversely affect in any material respect the interest of any Noteholder or Certificateholder, and the Seller shall have provided to the Owner Trustee and the Indenture Trustee an Officer's Certificate to such effect;

                  (v) the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such sale and issuance will not have any material tax consequence to any Noteholder or Certificateholder; and

                  (vi) all filings and other actions required to continue the first perfected interest of the Trust in the Owner Trust Estate and the Indenture Trustee in the Collateral shall have been duly made or taken by the Seller.

         (b) Except as described in Section 10.04, the Seller will not sell, transfer, assign, set over or otherwise convey the Fixed Value Payments and Fixed Value Finance Charges other than to the Issuer pursuant to paragraph (a).

                                  ARTICLE III

                                 The Receivables

         SECTION 3.01. Representations and Warranties of Seller with Respect to the Receivables. The Seller makes the following representations and warranties as to the Receivables on which the Issuer is deemed to have relied in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (a) Characteristics of Receivables. Each Standard Receivable and Fixed Value Receivable (A) was originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer under an existing dealer agreement, (B) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of the Seller and is assignable by the Seller to the Issuer and by the Issuer to the Indenture Trustee, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (D) generally provides for level monthly payments (provided, that the payment in the first or last month in the life of the Standard Receivable or Fixed Value Receivable may be minimally different from the level payments and that the payment in the last month of a Fixed Value Receivable may be a Fixed Value Payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate. No Receivable conveyed to the Issuer on the Closing Date is an OMSC Receivable or has forced-placed physical damage insurance.

                  (b) Schedule of Receivables. The information set forth in Schedule A to this Agreement is true and correct in all material respects as of the opening of business on the applicable Cutoff Date, and no selection procedures believed to be adverse to the Noteholders or Certificateholders were utilized in selecting the Receivables. The computer tape or other listing regarding the Standard Receivables and the Fixed Value Receivables made available to the Issuer and its assigns (which computer tape or other listing is required to be delivered as specified herein) is true and correct in all respects.

                  (c) Compliance with Law. Each Standard Receivable and Fixed Value Receivable and the sale of the Financed Vehicle complied at the time it was originated or made and, at the execution of this Agreement, complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Texas Consumer Credit Code and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                  (d) Binding Obligation. Each Standard Receivable and Fixed Value Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

                  (e) No Government Obligor. None of the Standard Receivables or Fixed Value Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

                  (f) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Standard Receivable and Fixed Value Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Seller as secured party.

                  (g) Receivables in Force. No Standard Receivable or Fixed Value Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Standard Receivable or Fixed Value Receivable in whole or in part.

                  (h) No Amendments. No Standard Receivable or Fixed Value Receivable has been amended such that the amount of the Obligor's scheduled payments has been increased.

                  (i) No Waiver. No provision of a Standard Receivable or Fixed Value Receivable has been waived.

                  (j) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Standard Receivable or Fixed Value Receivable.

                  (k) No Liens. To the best of the Seller's knowledge, no liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that are liens prior to, or equal to or coordinate with, the security interest in the Financed Vehicle granted by any Standard Receivable or Fixed Value Receivable.

                  (l) No Default. No Standard Receivable or Fixed Value Receivable has a payment that is more than 30 days overdue as of the related Cutoff Date, and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Standard Receivable or Fixed Value Receivable has arisen; and the Seller has not waived and shall not waive any of the foregoing.

                  (m) Insurance. The Seller, in accordance with its customary procedures, has determined that, at the origination of the Standard Receivable or Fixed Value Receivable, the Obligor had obtained physical damage insurance covering the Financed Vehicle and under the terms of the Standard Receivable and Fixed Value Receivable the Obligor is required to maintain such insurance.

                  (n) Title. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Standard Receivables and Fixed Value Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Standard Receivables and Fixed Value Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Standard Receivable or Fixed Value Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Standard Receivable and Fixed Value Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each Standard Receivable and Fixed Value Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

                  (o) Lawful Assignment. No Standard Receivable or Fixed Value Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Standard Receivable or Fixed Value Receivable or any Receivable under this Agreement or the Indenture is unlawful, void or voidable.

                  (p) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first perfected ownership interest in the Standard Receivable and Fixed Value Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

                  (q) One Original. There is only one original executed copy of each Standard Receivable and Fixed Value Receivable.

                  (r) Maturity of Receivables. Each Standard Receivable and Fixed Value Receivable has a final maturity date before March 31, 2008.

                  (s) Scheduled Payments. (A) Each Standard Receivable and Fixed Value Receivable has a first scheduled due date on or prior to the end of the month following the related Cutoff Date and (B) no Standard Receivable or Fixed Value Receivable has a payment that is more than 30 days overdue as of the related Cutoff Date, and has a final scheduled payment date no later than the Final Scheduled Maturity Date.

                  (t) Location of Receivable Files. The Receivable Files are kept at one or more of the locations listed in Schedule B.

                  (u) Remaining Maturity. The latest scheduled maturity of any Standard Receivable or Fixed Value Receivable shall be no later than the Final Scheduled Maturity Date.

                  (v) Outstanding Principal Balance. Each Standard Receivable and Fixed Value Receivable has an outstanding principal balance of at least $1,000.00.

                  (w) No Bankruptcies. No Obligor on any Standard Receivable or Fixed Value Receivable as of the related Cutoff Date was noted in the related Receivable File as the subject of a bankruptcy proceeding.

                  (x) No Repossessions. No Financed Vehicle securing any Standard Receivable or Fixed Value Receivable is in repossession status.

                  (y) Chattel Paper. Each Standard Receivable and Fixed Value Receivable constitutes "chattel paper" as defined in the UCC.

                  (z) Agreement. The representations of the Seller in Section
         6.01 are true and correct.

                  (aa) Financing. As of the Cutoff Date, approximately 84.54% of the aggregate principal balance of the Receivables, constituting approximately 79.14% of the number of Receivables, represents new vehicles; approximately all of the Receivables are Simple Interest Receivables; and none of the Receivables are Fixed Value Receivables. The aggregate principal balance of the Receivables, as of the Cutoff Date is $2,504,880,990.65.

         SECTION 3.02. Repurchase upon Breach. The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to
Section 3.01 or 6.01. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Owner Trustee or receipt by the Owner Trustee of written notice from the Seller or the Servicer of such breach, the Seller shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at the Seller's option, the last day of the first Collection Period following the discovery). In consideration of the repurchase of any such Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 5.04. Subject to the provisions of Section 6.03, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this

Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein.

         SECTION 3.03. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Indenture Trustee, as pledgee of the Issuer, as of the Closing Date with respect to each Receivable:

                  (a) the fully executed original of the Standard Receivable or Fixed Value Receivable;

                  (b) the original credit application fully executed by the Obligor;

                  (c) the original certificate of title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of the Seller in the Financed Vehicle; and

                  (d) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Standard Receivable or Fixed Value Receivable, an Obligor or a Financed Vehicle.

         SECTION 3.04. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files.

         (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer or the Indenture Trustee shall instruct.

         (c) Release of Documents. Upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

         SECTION 3.05. Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

         SECTION 3.06. Custodian's Indemnification. The Servicer as custodian shall indemnify the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

         SECTION 3.07. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If DCS shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of such Servicer as custodian shall be terminated by the Indenture Trustee or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes or, with the consent of Holders of the Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by the Owner Trustee, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. The Indenture Trustee or, with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer and, without cause, upon 30 days' prior written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.


         SECTION 3.08. Representations and Warranties as to the Security Interest of the Issuer in the Receivables. The Seller makes the following representations and warranties to the Issuer. The representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Trust Estate to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         (a) This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of the Trust, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

         (b) The Receivables constitute "chattel paper" within the meaning of
Article 9 of the UCC.

         (c) The Seller owns and has good and marketable title to the Receivables free and clear of any lien, claim or encumbrance of any Person.

         (d) The Seller has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Issuer hereunder.

         (e) Other than the security interest granted to the Issuer pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Seller hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against it.

         (f) The Servicer as custodian for the Issuer has in its possession all original copies of the contracts that constitute or evidence the Receivables. The contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer.

                                   ARTICLE IV

                   Administration and Servicing of Receivables

         SECTION 4.01. Duties of Servicer. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

         SECTION 4.02. Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections between principal and interest in accordance with the customary servicing procedures it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer may grant extensions, rebates or adjustments on a Standard Receivable or Fixed Value Receivable; provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase the Standard Receivable or Fixed Value Receivable from the Issuer in accordance with the terms of Section
4.07. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Standard Receivable or Fixed Value Receivable. The Servicer shall not agree to any alteration of the interest rate or the originally scheduled payments on any Standard Receivable or Fixed Value Receivable.

         SECTION 4.03. Realization upon Receivables. On behalf of the Issuer, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses.

         SECTION 4.04. Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained physical damage insurance covering the Financed Vehicle as of the execution of the Standard Receivable or Fixed Value Receivable.

         SECTION 4.05. Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Standard Receivable and Fixed Value Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

         SECTION 4.06. Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivable, nor shall the Servicer increase the number of scheduled payments due under a Standard Receivable or Fixed Value Receivable.

         SECTION 4.07. Purchase of Receivables upon Breach. The Servicer or the Owner Trustee shall inform the other party and the Indenture Trustee and the Seller promptly, in writing, upon the discovery of any breach pursuant to
Section 4.02, 4.05 or 4.06. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day. If the Servicer takes any action during any Collection Period pursuant to Section 4.02 that impairs the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in any Receivable or as otherwise provided in Section 4.02, the Servicer shall purchase such Receivable as of the last day of such Collection Period. In consideration of the purchase of any such Receivable pursuant to either of the two preceding sentences, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.04. Subject to Section 7.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to Section 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

         SECTION 4.08. Servicing Fee. The Servicing Fee for a Payment Date shall equal the product of (a) the Servicing Fee Rate (or, in the case of the initial Collection Period, the product of (i) a fraction, the numerator of which is equal to the number of days (based on a 30-day month) elapsed from the Cutoff Date through the last day of such initial Collection Period and the denominator of which is 360 and (ii) 1.00%), and (b) the Pool Balance as of the first day of the preceding Collection Period. The Servicer shall also be entitled to all late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to the last paragraph of Section 7.02.

         SECTION 4.09. Servicer's Certificate. Not later than 11:00 A.M. (New York time) on each Payment Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions to be made on the related Payment Date pursuant to Sections 5.05 and 5.06 for the related Collection Period.

Receivables to be purchased by the Servicer or to be repurchased by the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

         SECTION 4.10. Annual Statement as to Compliance; Notice of Default. (a) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, on or before April 30 of each year beginning April 30, 2003, an Officer's Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such longer period as shall have elapsed since the Closing Date) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder, Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

         (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

         SECTION 4.11. Annual Independent Certified Public Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Seller or their Affiliates, to deliver to the Owner Trustee and the Indenture Trustee on or before April 30 of each year beginning April 30, 2003, a report addressed to the managers of the Servicer, to the effect that such firm has examined the financial statements of DCS and issued its report thereon and that such examination (a) was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) included tests relating to automotive loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the "Program"), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement; and (c) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light-duty truck loans serviced for others that, in the firm's opinion, paragraph four of such Program requires such firm to report.

         Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders and Noteholders access to the Receivable Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

         SECTION 4.13. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

         SECTION 4.14. Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided, further, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor.


                                    ARTICLE V

                         Distributions; Reserve Account;
                Statements to Certificateholders and Noteholders

         SECTION 5.01. Establishment of Deposit Account. (a) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Deposit Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders. The Servicer shall establish the Reserve Account as part of the Deposit Account.

         (b) Funds on deposit in the Deposit Account shall be invested (1) by the Indenture Trustee in Eligible Investments selected in writing by the Servicer or an investment manager selected by the Servicer or (2) by an investment manager in Eligible Investments selected by such investment manager; provided that (A) such investment manager shall be selected by the Servicer, (B) such investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds, (C) any investment so selected by such investment manager shall be made in the name of the Indenture Trustee and shall be settled by a Delivery to the Indenture Trustee that complies with the terms of this Agreement as it relates to investing such funds, and (D) prior to the settlement of any investment so selected by such investment manager the Indenture Trustee shall affirm that such investment is an Eligible Investment. The Servicer will direct all investments through written approval. In the event the Indenture Trustee must invest funds on deposit in the Deposit Account, the Indenture Trustee will follow the most recent written direction of the Servicer. It is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from an investment in Eligible Investments made in accordance with this Section 5.01(b). All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as applicable; provided, that on each Payment Determination Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Deposit Account (to the extent such interest and income is on deposit in the Deposit Account at the end of the related Collection Period) shall be deemed to constitute a portion of the Total Distribution Amount for the related Payment Date. Other than as permitted by the Rating Agencies, funds on deposit in the Deposit Account shall be invested in Eligible Investments that will mature on or before the next Payment Date.

         (c) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Deposit Account and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Deposit Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as applicable. If, at any time, the Deposit Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Deposit Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Deposit Account.

                  (ii) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

                           (A) any Trust Account Property that is held in
                  deposit accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 5.01(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                           (B) any Trust Account Property that constitutes
                  Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102 of the UCC) acting solely for the Indenture Trustee;

                           (C) any Trust Account Property that is a book-entry
                  security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                           (D) any Trust Account Property that is an
                  "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

                  (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Deposit Account for the purpose of permitting the Servicer to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

         SECTION 5.02. Collections. Subject to the continued satisfaction of the commingling conditions described below, the Servicer shall remit to the Deposit Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables and not including Fixed Value Payments), all Liquidation Proceeds collected during the related Collection Period, prior to 11:00 A.M. (New York time) on the related Payment Date. Notwithstanding the foregoing, if any of the commingling conditions ceases to be met, the Servicer shall remit to the Deposit Account all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables and not including Fixed Value Payments), all Liquidation Proceeds within two Business Days of receipt thereof. The commingling conditions are as follows: (i) DCS must be the Servicer, (ii) no Servicer Default shall have occurred and be continuing and (iii) (x) DCS must maintain a short-term rating of at least "A-1" by Standard & Poor's and "P-1" by Moody's or (y) if daily remittances occur hereunder, prior to ceasing daily remittances, the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with). Notwithstanding anything herein to the contrary, so long as DCS is the Servicer, DCS may withhold from the deposit into the Deposit Account any amounts indicated on the related Servicer's Certificate as being due and payable to DCS or the Seller and pay such amounts directly to DCS or the Seller, as applicable. For purposes of this Article V, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller. In the event the commingling conditions cease to be met, the Servicer shall make daily remittance of collections to the Deposit Account within two Business Days of receipt thereof; provided however, daily remittance may commence no later than five Business Days following a reduction of DCS's short-term ratings below "A-1" by Standard & Poor's or "P-1" by Moody's.

         SECTION 5.03. Application of Collections. (a) All collections for the Collection Period shall be applied by the Servicer as follows:

                  With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method.

         (b) All collections of finance charges on a Fixed Value Receivable (as determined in accordance with the Servicer's customary procedures) shall be applied, first, to the Amortizing

Payment Finance Charges due and unpaid on the related Principal Balance and then to the Fixed Value Finance Charges due and unpaid on the related Fixed Value Payment. The Servicer shall release to the Company the Collections allocated to Fixed Value Finance Charges pursuant to the preceding sentence. All Liquidation Proceeds with respect to any Fixed Value Receivable shall be applied first to the related Receivable and only after the payment in full of the Principal Balance thereof plus accrued but unpaid interest thereon shall any such Liquidation Proceeds be applied to, or constitute, the related Fixed Value Payment.

         SECTION 5.04. Additional Deposits. The Servicer and the Seller shall deposit or cause to be deposited in the Deposit Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 9.01. The Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due, unless the Servicer shall not be required to make daily deposits pursuant to Section 5.02. All such other deposits shall be made on the Payment Determination Date for the related Collection Period.

         SECTION 5.05. Distributions.

         (a) (i) On each Payment Determination Date, the Servicer shall calculate all amounts required to be distributed to the Noteholders and the Certificateholders and all amounts to be allocated within the Deposit Account as described below. For purposes of this Section, the Servicing Fee for the related Payment Date and any previously unpaid Servicing Fees shall be deducted from the Total Distribution Amount at any time on or prior to the Payment Date. If the Total Distribution Amount during a Collection Period has reached a level which covers the payments due pursuant to clauses (A), (B) and (C) of Section 5.05(a)(ii), then for the remainder of the Collection Period the Servicer may net the amounts, if any, distributable pursuant to clauses (D) and (E) of
Section 5.05(a)(ii) out of the Total Distribution Amount before depositing the Total Distribution Amount into the Deposit Account and pay such amounts directly to the related recipient.

                  (ii) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Payment Determination Date pursuant to Section 4.09) to make the following allocations and distributions by 11:00 A.M. (New York time), to the extent of the Total Distribution Amount (net of the Servicing Fee for such Payment Date and any previously unpaid Servicing Fees and any Cash Release Amount deducted pursuant to Section 5.05(a)(i)), in the following order of priority:

                           (A) allocate to the Noteholders for distribution
                  pursuant to Section 8.02 of the Indenture, from such net Total Distribution Amount, an amount equal to the accrued and unpaid interest due on the Notes on such Payment Date;

                           (B) allocate to the Reserve Account, from such net
                  Total Distribution Amount remaining after the application of clause (A), the amount required, if any, such that the amount therein is the Specified Reserve Amount;

                           (C) allocate to the Noteholders for distribution as
                  principal pursuant to Section 8.02 of the Indenture, from such net Total Distribution Amount remaining after the application of clauses (A) and (B), the remaining amount until the Outstanding Amount of the Notes is reduced to zero; provided, however, that on each Payment Date on and after the First Release Payment Date, the amount distributed pursuant to this clause (C) will be reduced by the Cash Release Amount (which Cash Release Amount shall either be deducted pursuant to
                  Section 5.05(a)(i) or distributed pursuant to Section 5.05(a)(ii)(D));

                           (D) if the conditions set forth in Section 5.05(b)
                  are satisfied, distribute to the Holders of the Certificates, from such net Total Distribution Amount remaining after the application of clauses (A) through (C), the Cash Release Amount for such Payment Date to the extent not already deducted pursuant to Section 5.05(a)(i); and

                           (E) distribute, to the Holders of the Certificates,
                  such net Total Distribution Amount remaining after the application of clauses (A) through (D).

         Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Deposit Account hereunder until the Certificates are retired.

         (b) The distribution of a Cash Release Amount pursuant to Section 5.05(a) on a Payment Date shall be subject to the satisfaction of all of the following conditions:

                  (i) no such distribution or release shall be made until the First Release Payment Date; and

                  (ii) the amount allocated to the Reserve Account is equal to the Specified Reserve Amount.

         SECTION 5.06. Reserve Account. (a) On the Closing Date, the Owner Trustee will deposit, on behalf of the Seller, the Reserve Account Initial Deposit into the Deposit Account from the net proceeds of the sale of the Notes which amount shall be allocated to the Reserve Account.

         (b) [RESERVED]

         (c) (i) In the event that the Total Distribution Amount (after the payment of the Servicing Fee and any previously unpaid Servicing Fees) with respect to any Collection Period is less than the accrued and unpaid interest on the Notes on a Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Payment Date an amount equal to such deficiency, to the extent of funds available therein, and allocate such amount for distribution to the Noteholders.

                  (ii) In the event that the amount allocated for distribution to the Noteholders pursuant to Section 5.05(a)(ii)(C) is insufficient to make payments of principal on (A) the Class A-1 Notes so that the Outstanding Amount for the Class A-1 Notes equals zero on the Class A-1 Final Scheduled Payment Date; (B) the Class A-2 Notes so that the

         Outstanding Amount for the Class A-2 Notes equals zero on the Class A-2 Final Scheduled Payment Date; (C) the Class A-3 Notes so that the Outstanding Amount for the Class A-3 Notes equals zero on the Class A-3 Final Scheduled Payment Date; and (D) the Class A-4 Notes so that the Outstanding Amount for the Class A-4 Notes equals zero on the Class A-4 Final Scheduled Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Class Final Scheduled Payment Date an amount equal to such deficiency, to the extent of funds available therein, and allocate such amount for distribution to the Noteholders in accordance with this Sale and Servicing Agreement.

                  (iii) In the event that the Outstanding Amount of the Notes exceeds the Related Pool Balance, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on the related Payment Date an amount equal to such excess, to the extent of funds available therein, and allocate such amount for distribution to the Noteholders.

         (d) Subject to Section 9.01, amounts will continue to be applied pursuant to Section 5.05(a) following payment in full of both the Outstanding Amount of the Notes and of the Certificate Balance of the Certificates until the Pool Balance is reduced to zero. Following the payment in full of the aggregate Outstanding Amount of the Notes and of the Certificate Balance of the Certificates and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders and the termination of the Trust, any amount then allocated to the Reserve Account shall be distributed to the Seller.

         SECTION 5.07. Statements to Noteholders and Certificateholders. On each Payment Date, the Servicer shall make available via its website to the Owner Trustee, the Rating Agencies, the Noteholders and the Certificateholders and provide to the Indenture Trustee and each Paying Agent a statement substantially in the form of Exhibit A, setting forth at least the following information as to the Notes, to the extent applicable:

                  (i) the amount of such distribution allocable to principal allocable to each Class of Notes;

                  (ii) the amount of such distribution allocable to interest allocable to each Class of Notes;

                  (iii) the outstanding principal balance of each Class of Notes as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

                  (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

                  (v) the amount allocated to the Reserve Account on such Payment Determination Date after giving effect to allocations thereto and withdrawals therefrom to be made on the next following Payment Date, if any; and

                  (vi) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above.

         Each amount set forth on the Payment Date statement under clauses (i),
(ii) or (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

         SECTION 5.08. Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections daily, the Servicer will be permitted to make the deposit of collections on the Receivables and Purchase Amounts for the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.


                                   ARTICLE VI

                                   The Seller

         SECTION 6.01. Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (a) Organization and Good Standing. The Seller is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Michigan, with the power and authority as a limited liability company to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Standard Receivables and the Fixed Value Receivables.

                  (b) Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                  (c) Power and Authority. The Seller has the power and authority as a limited liability company to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Seller shall have duly authorized such sale and assignment to the Issuer by all necessary action as a limited liability company; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary action as a limited liability company.

                  (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement and the Basic Documents); or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

                  (f) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:
         (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

         SECTION 6.02. Preservation of Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a limited liability company (or another legal entity) under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates (including the Company) will be conducted on an arm's-length basis.

         SECTION 6.03. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement:

                  (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Company and the Servicer and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

                  (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Company, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes and the Certificates.

                  (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement contained, in the case of the Owner Trustee, and in the Indenture contained, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee; or
         (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

                  (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

         SECTION 6.04. Merger or Consolidation of, or Assumption of Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated,
(b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(i), (ii), (iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

         SECTION 6.05. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

         SECTION 6.06. Seller May Own Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. The Seller shall not own any Certificates unless the Rating Agency Condition is satisfied.


                                  ARTICLE VII

                                  The Servicer

         SECTION 7.01. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a limited liability company in good standing under the laws of the state of its formation, with the power and authority as a limited liability company to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell and service the Standard Receivables and the Fixed Value Receivables and to hold the Receivable Files as custodian.

                  (b) Due Qualification. The Servicer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Standard Receivables and the Fixed Value Receivables as required by this Agreement) shall require such qualifications.

                  (c) Power and Authority. The Servicer has the power and authority as a limited liability company to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary action as a limited liability company.

                  (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or operating agreement of the Servicer, or any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                  (f) No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Notes or the Certificates.

                  (g) No Insolvent Obligors. As of the related Cutoff Date, no Obligor on a Standard Receivable or Fixed Value Receivable is shown on the Receivable Files as the subject of a bankruptcy proceeding.

         SECTION 7.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

                  (a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, the Company and the Seller and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

                  (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Company, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         For purposes of this Section, in the event of the termination of the rights and obligations of DCS (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

         SECTION 7.03. Merger or Consolidation of, or Assumption of Obligations of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole or (d) with respect to the Servicer's obligations hereunder, which is a legal entity 50% or more of the voting power of which is owned, directly or indirectly, by DaimlerChrysler AG or an affiliate of or successor to DaimlerChrysler AG or an affiliate of such successor, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with,
(iii) the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) immediately after giving effect to such transaction, the successor to the Servicer shall become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement and (v) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clause (a) ,
(b) or (c) above.

         SECTION 7.04. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the managers, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any manager, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

         Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

         SECTION 7.05. DCS Not To Resign as Servicer. Subject to the provisions of Section 7.03, DCS shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law and cannot be cured. Notice of any such determination permitting the resignation of DCS shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall (i) have assumed the responsibilities and obligations of DCS in accordance with

Section 8.02 and (ii) have become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.


                                  ARTICLE VIII

                                     Default

         SECTION 8.01. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to deposit in the Deposit Account any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

                  (b) failure by the Servicer or the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Seller (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of Notes or Certificates, as applicable, evidencing not less than 25% of the Outstanding Amount of the Notes or evidencing Percentage Interests (as defined in the Trust Agreement) aggregating at least 25%; or

                  (c) the occurrence of an Insolvency Event with respect to the Seller, the Servicer or the Company;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise.

The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

         SECTION 8.02. Appointment of Successor. (a) Upon the Servicer's receipt of notice of termination pursuant to Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.02(b)) by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

         (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of the Administration Agreement.

         (c) The Servicer may not resign unless it is prohibited from serving as such by law.

         SECTION 8.03. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the

Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

         SECTION 8.04. Waiver of Past Defaults. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes or the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the Percentage Interests (as defined in the Trust Agreement) may, on behalf of all Noteholders or the Holders of the Certificates, as the case may be, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required allocations or distributions from the Deposit Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


                                   ARTICLE IX

                                   Termination

         SECTION 9.01. Optional Purchase of All Receivables. (a) As of the last day of any Collection Period as of which the then outstanding Pool Balance is 10% or less of the Original Pool Balance and the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes have been paid in full or will be paid in full on the next Payment Date, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Deposit Account; provided, however, that, unless Moody's agrees otherwise, the Servicer may not effect any such purchase if the rating of the Servicer's long-term debt obligations is less than Baa3 by Moody's, unless the Owner Trustee and the Indenture Trustee shall have received an Opinion of Counsel to the effect that such purchase would not constitute a fraudulent conveyance. To exercise such option, the Servicer shall deposit pursuant to Section 5.04 in the Deposit Account an amount equal to the aggregate Purchase Amount for the Receivables (including defaulted Receivables), plus the appraised value of any such other property held by the Trust other than the Deposit Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Deposit Account pursuant to the preceding sentence, together with any other funds in the Deposit Account, is greater than or equal to the sum of the outstanding principal balance of the Notes and the Certificate Balance of the Certificates and all accrued but unpaid interest (including any overdue interest and premium) thereon.

         (b) Notice of the exercise of the option in Section 9.01(a) shall be given by the Servicer to the Owner Trustee and the Indenture Trustee on or prior to the last day of the Collection Period referred to in Section 9.01(a).

                                   ARTICLE X

                                  Miscellaneous

         SECTION 10.01. Amendment. This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement (including for the issuance of Fixed Value Securities pursuant to Section 2.03) or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders (as defined in the Trust Agreement) of outstanding Certificates evidencing not less than a majority of the Percentage Interests (as defined in the Trust Agreement) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes or the Percentage Interests (as defined in the Trust Agreement), the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates.

         Promptly after the execution of any such amendment or consent pursuant to either of the two preceding paragraphs, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(i)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         SECTION 10.02. Protection of Title to Trust. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph
(a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any change in the jurisdiction in which it is organized if, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Standard Receivable and each Fixed Value Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Standard Receivable or Fixed Value Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Standard Receivable or Fixed Value Receivable and the amounts from time to time deposited in the Deposit Account in respect of such Standard Receivable or Fixed Value Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Standard Receivables and the Fixed Value Receivables, the Servicer's master computer records (including any backup archives) that refer to a Standard Receivable or Fixed Value Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Standard Receivable or Fixed Value Receivable and that such Standard Receivable or Fixed Value Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Standard Receivable or Fixed Value Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Standard Receivable or Fixed Value

Receivable, shall indicate clearly that such Standard Receivable or Fixed Value Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

         (g) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Standard Receivable or Fixed Value Receivable.

         (h) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

         (i) The Servicer shall deliver to the Owner Trustee and the Indenture
Trustee:

                  (1) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

                  (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

         (j) The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or
Section 12(g) of the Exchange Act within the time periods specified in such sections.

         SECTION 10.03. Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to DaimlerChrysler Services North America LLC, 1000 Chrysler Drive, CIMS 485-14-78, Auburn Hills, Michigan 48236, Attention of Assistant Secretary ((248) 512-3990), (b) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (c) in the case of the Indenture Trustee, at the Corporate Trust

Office, (d) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10004, Attention of Asset Backed Surveillance Department, and (f) in the case of Fitch Ratings, to Fitch, Inc., One State Street Plaza, New York, N.Y. 10004, Attention of Structured Finance Asset Backed Securities; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         SECTION 10.04. Assignment by the Seller or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer. The Issuer and the Servicer hereby acknowledge and consent to the conveyance and assignment (i) by the Seller to the Company pursuant to the Purchase Agreement and (ii) by the Company to a limited liability company or other Person (provided that conveyance and assignment is made in accordance with Section 5.05 of the Purchase Agreement), of any and all of the Seller's rights and interests (and corresponding obligations, if any) hereunder with respect to receiving amounts from the Reserve Account and with respect to receiving and conveying any Fixed Value Payments, and the Issuer and the Servicer hereby agree that the Company, and any such assignee of the Company, shall be entitled to enforce such rights and interests directly against the Issuer as if the Company, or such assignee of the Company, were itself a party to this Agreement.

         SECTION 10.05. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Company (and any assignee of the Company pursuant to Section 10.04), the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 10.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 10.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 10.09. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 10.10. Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

         SECTION 10.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or the Company, acquiesce, petition or otherwise invoke or cause the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04) or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Company (or any assignee of the Company pursuant to Section 10.04).

         (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

         SECTION 10.12. Limitation of Liability of Owner Trustee and Indenture Trustee. (a)Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Chase Manhattan Bank USA, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Chase Manhattan Bank USA, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Bank One, National Association, not in its individual capacity but solely as Indenture Trustee and in no event shall Bank One, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                              DAIMLERCHRYSLER AUTO TRUST 2002-A

                              By:      CHASE MANHATTAN BANK USA,
                                       NATIONAL ASSOCIATION, not in its
                                       individual capacity but solely as Owner
                                       Trustee on behalf of the Trust


                                       By: /s/ John J. Cashin
                                           -------------------------------------
                                       Name:  John J. Cashin
                                       Title:    Vice President

                              DAIMLERCHRYSLER SERVICES NORTH
                              AMERICA LLC,
                              Seller and Servicer



                              By: /s/ Robert Menzies
                                  ----------------------------------------------
                              Name:  Robert Menzies
                              Title:   Assistant Controller

Acknowledged and accepted as of the day and year first above written:


BANK ONE, NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Indenture Trustee



By: /s/ Donna V. Fanning
    -------------------------
Name:  Donna V. Fanning
Title:    Vice President

                                                                      SCHEDULE A

                             Schedule of Receivables



         Delivered to the Owner Trustee and Indenture Trustee at Closing




                                   Schedule A

                                                                     SCHEDULE B

                         [Location of Receivable Files]

1. DaimlerChrysler Services North America LLC, 660 Distribution Drive, SW, Atlanta, GA 30336

2. DaimlerChrysler Services North America LLC, 36080 Shader Road, Orlando, FL 32808

3. DaimlerChrysler Services North America LLC, 8200 Preston Court, Suite A, Jessup, MD 20794

4. DaimlerChrysler Services North America LLC, 5 Fortune Drive, Billerica, MA 01821
5. DaimlerChrysler Services North America LLC, 6100-P Harris Technology Boulevard, Charlotte, NC 28269

6. DaimlerChrysler Services North America LLC, 1301 South Rockwell Street, Chicago, IL 60608

7. DaimlerChrysler Services North America LLC, 11350 Deerfield Road, Cincinnati, OH 45252

8. DaimlerChrysler Services North America LLC, 5101 Naiman Parkway, Ste. B & C, Solon, OH 44139

9. DaimlerChrysler Services North America LLC, 10601 King William Drive, Dallas, TX 75220

10. DaimlerChrysler Services North America LLC, 5050 Moline Street, Denver, CO 80239

11. DaimlerChrysler Services North America LLC, 24300 Wahl Court, Warren, MI
48089

12. DaimlerChrysler Services North America LLC, 6120 Churchman Bypass, Indianapolis, IN 46203

13. DaimlerChrysler Services North America LLC, 6301 Winchester, Suite 203, Kansas City, MO 64133

14. DaimlerChrysler Services North America LLC, 1340 East 6th Street, Los Angeles, CA 90021


15. DaimlerChrysler Services North America LLC, 5170 South 6th Street, Milwaukee, WI 53221

16. DaimlerChrysler Services North America LLC, 9715 James Avenue South, Bloomington, MN 55431

17. DaimlerChrysler Services North America LLC, 900 Distributors Row, New Orleans, LA 70213

18. DaimlerChrysler Services North America LLC, Burning Tree Road, Fullerton, CA 92833

19. DaimlerChrysler Services North America LLC, 3433 Progress Drive, Bensalem, PA 19020

20. DaimlerChrysler Services North America LLC, 2500 Henderson Drive, Sharon Hill, PA 19079

21. DaimlerChrysler Services North America LLC, 4449 South 36th Street, Phoenix, AZ 85040

22. DaimlerChrysler Services North America LLC, 550 Franklin Avenue, Mount Vernon, NY 10550

23. DaimlerChrysler Services North America LLC, 2116 Northwest 20th Avenue, Portland, OR 97209

24. DaimlerChrysler Services North America LLC, 80 Rockwood Place, Rochester, NY 14610


                                   Schedule B

25. DaimlerChrysler Services North America LLC, 8950 154th Avenue, NE, Redmond, WA 98052

26. DaimlerChrysler Services North America LLC, Plaza Quebec 1, 6025 South Quebec, Suite 350, Englewood, CO 80155-4317

27. DaimlerChrysler Services North America LLC, 400 Horsham Road, Horsham, Pennsylvania 19044



                                   Schedule B

                                                                      SCHEDULE C

                                Schedule of YSOA

         "YSOA" means, with respect to any Payment Date, the amount specified below with respect to such Payment Date:


Closing Date ......................................          $   38,177,825.26
June 2002 .........................................              34,126,998.92
July 2002 .........................................              32,188,328.79
August 2002 .......................................              30,307,838.31
September 2002 ....................................              28,485,797.95
October 2002 ......................................              26,722,479.35
November 2002 .....................................              25,018,155.04
December 2002 .....................................              23,373,025.05
January 2003 ......................................              21,787,212.55
February 2003 .....................................              20,260,756.61
March 2003 ........................................              18,793,583.45
April 2003 ........................................              17,385,565.66
May 2003 ..........................................              16,036,483.97
June 2003 .........................................              14,746,233.33
July 2003 .........................................              13,514,875.63
August 2003 .......................................              12,342,449.72
September 2003 ....................................              11,229,014.44
October 2003 ......................................              10,174,743.89
November 2003 .....................................               9,179,814.49
December 2003 .....................................               8,244,441.62
January 2004 ......................................               7,368,824.52
February 2004 .....................................               6,553,125.11
March 2004 ........................................               5,797,485.77
April 2004 ........................................               5,102,078.60
May 2004 ..........................................               4,466,722.41
June 2004 .........................................               3,890,875.60
July 2004 .........................................               3,374,210.47
August 2004 .......................................               2,916,323.64
September 2004 ....................................               2,516,825.71
October 2004 ......................................               2,175,405.77
November 2004 .....................................               1,891,882.74
December 2004 .....................................               1,664,838.47
January 2005 ......................................               1,482,517.74
February 2005 .....................................               1,330,534.30
March 2005 ........................................               1,194,897.46
April 2005 ........................................               1,069,987.24
May 2005 ..........................................                 953,941.75
June 2005 .........................................                 845,735.10
July 2005 .........................................                 745,108.10
August 2005 .......................................                 651,905.40
September 2005 ....................................                 566,009.32
October 2005 ......................................                 487,329.23
November 2005 .....................................                 415,793.43
December 2005 .....................................                 351,336.86
January 2006 ......................................                 293,813.60
February 2006 .....................................                 242,683.44
March 2006 ........................................                 197,139.82
April 2006 ........................................                 156,955.36
May 2006 ..........................................                 121,982.00
June 2006 .........................................                  91,990.28
July 2006 .........................................                  66,783.26
August 2006 .......................................                  46,121.15
September 2006 ....................................                  29,752.92
October 2006 ......................................                  17,483.16
November 2006 .....................................                   9,185.02
December 2006 .....................................                   4,557.13
January 2007 ......................................                   2,125.72
February 2007 .....................................                     823.90
March 2007 ........................................                     225.47
April 2007 ........................................                      32.76
May 2007 ..........................................                      24.30
June 2007 .........................................                      17.27
July 2007 .........................................                      11.63
August 2007 .......................................                       7.34
September 2007 ....................................                       4.18
October 2007 ......................................                       2.15
November 2007 .....................................                       0.94
December 2007 .....................................                       0.25
January 2008 ......................................          $            0.00



                                   Schedule C

         The YSOA has been calculated for each Payment Date as the sum of the amount for each Receivable equal to the excess, if any, of

- the scheduled payments due on such Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of such Receivable, over

- the scheduled payments due on the Receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at 5.0%.

         For purposes of such calculation, future scheduled payments on the Receivables are assumed to be made on their scheduled due dates without any delays, defaults or prepayments.





                                   Schedule C

                                                                       EXHIBIT A



                  Form of Distribution Statement to Noteholders


DaimlerChrysler Services North America LLC
DaimlerChrysler Auto Trust 2002-A Payment Date Statement to Noteholders

--------------------------------------------------------------------------------

Amount of Principal Paid to:

Class A-1 Notes: ($ per $1,000 original principal amount) Class A-2 Notes: ($ per $1,000 original principal amount) Class A-3 Notes: ($ per $1,000 original principal amount) Class A-4 Notes: ($ per $1,000 original principal amount)

Amount of Interest Paid to:

Class A-1 Notes: ($ per $1,000 original principal amount) Class A-2 Notes: ($ per $1,000 original principal amount) Class A-3 Notes: ($ per $1,000 original principal amount) Class A-4 Notes: ($ per $1,000 original principal amount)

Total Distribution Amount:

Note Balance

   Class A-1 Notes
   Class A-2 Notes
   Class A-3 Notes
   Class A-4 Notes

Servicing Fee
Servicing Fee Per $1,000 Note

Reserve Account Balance

Pool Balance

                                                                       EXHIBIT B

                         Form of Servicer's Certificate

DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC                                                   DISTRIBUTION DATE: [ ]
DAIMLERCHRYSLER AUTO TRUST 2002-A MONTHLY SERVICER'S CERTIFICATE                                        PAGE 1 OF 2
----------------------------------------------------------------------------------------------------------------------

     Payment Determination Statement Number

     Distribution Date

     DATES COVERED                                                  FROM AND INCLUDING          TO AND INCLUDING
     -------------                                                  ------------------          ----------------

         Collections Period

         Accrual Period

         30/360 Days

         Actual/360 Days
                                                                         NUMBER OF
     COLLATERAL POOL BALANCE DATA                                        ACCOUNTS                   $ AMOUNT
     ----------------------------                                        --------                   --------

     Pool Balance - Beginning of Period

     Collections of Installment Principal

     Collections Attributable to Full Payoffs

     Principal Amount of Repurchases

     Principal Amount of Gross Losses
                                                                                                --------------------
     Pool Balance - End of Period
                                                                                                ====================

     POOL STATISTICS                                                                              END OF PERIOD
     ---------------                                                                            --------------------
     Initial Pool Balance (Pool Balance at the Purchase Date)

     Pool Factor (Pool Balance as a Percent of Initial Pool
     Balance)

     Ending O/C Amount

     Coverage Ratio (Ending Pool Balance as a Percent of
         Ending Securities)

     Cumulative Net Losses

     Net Loss Ratio (3 mo. Weighted Avg.)

     60+ Days Delinquency Amount

     Delinquency Ratio (3 mo. Weighted Avg.)

     Weighted Average APR

     Weighted Average Remaining Term (months)

     Weighted Average Seasoning (months)

                                                                       EXHIBIT B

                         Form of Servicer's Certificate

DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC                                                   DISTRIBUTION DATE: [ ]
DAIMLERCHRYSLER AUTO TRUST [    ] MONTHLY SERVICER'S CERTIFICATE                                        PAGE 1 OF 2
----------------------------------------------------------------------------------------------------------------------

CASH SOURCES
------------

     Collections of Installment Principal
     Collections Attributable to Full
     Payoffs
     Principal Amount of Repurchases                     O/C RELEASE
                                                         -----------
     Recoveries on Loss Accounts                         Original O/C Amount
     Collections of Interest
     Investment Earnings                                 Cumulative O/C Release (beginning)

     Reserve Account                                     O/C Release
                                        ----------                                                              ----------
     TOTAL SOURCES                                       Cumulative O/C Release (ending)
                                        ==========
CASH USES
---------

     Servicer Fee

     Note Interest

     Reserve Fund

     O/C Release to Certificateholder

     Note Principal
                                        ----------
     TOTAL CASH USES
                                        ==========

ADMINISTRATIVE PAYMENT
----------------------

Total Principal and Interest Sources

Investment Earnings in Deposit Account

Cash Reserve in Deposit Account

Servicer Fee (withheld)

O/C Release to Certificateholder
                                        ----------
     PAYMENT DUE TO DEPOSIT ACCOUNT
                                        ==========

                                                                                  Principal                Interest
                                            Beginning    Ending      Principal    per $1000   Interest     [per $1000
                                            Balance      Balance     Payment      Face        Payment      Face
                                            ------------ ----------- ------------ ----------- ------------ -----------
NOTES & CERTIFICATES
--------------------
Class A-1                @     %
Class A-2                @     %
Class A-3                @     %
Class A-4                @     %
Certificates
                                            -------------------------------------             ------------
     Total Securities
                                            =====================================             ============


 * Class A-1 Interest is computed on an Actual/360 Basis. Days in current period



                                      B-2